Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Green Planet Solutions, Inc. (the “Company”) on Form 10-KSB/A for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Herbert Schaffer, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Yearly Report on Form 10-KSB/A for the period ending December 31, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Yearly Report on Form 10-KSB/A for the period ending December 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of Green Planet Solutions, Inc.

Dated: July 25, 2008

By: /s/ Herbert Schaffer
Herbert Schaffer
Chief Executive Officer,
Chief Financial Officer